THE MANAGERS FUNDS

AMENDMENT NO. 23 TO THE DECLARATION OF TRUST

CERTIFICATE AND INSTRUMENT OF AMENDMENT

September 20, 2013

The undersigned, constituting at least a majority of the Trustees of The Managers Funds (the “Trust”), a business trust organized under the laws of The Commonwealth of Massachusetts, do hereby amend the Trust’s Declaration of Trust dated November 23, 1987, as amended from time to time (the “Declaration of Trust”), as follows:

WHEREAS, Section 5.11 of the Declaration of Trust provides that the Trustees may authorize the division of shares into two or more series and that the different series shall be established and designated upon the execution of a majority of the then Trustees of an instrument setting forth such establishment and designation; and

WHEREAS, the Trustees wish to rename Administrative Class shares of the Managers Cadence Emerging Companies Fund (the “Cadence Emerging Companies Fund”) as Service Class shares.

NOW THEREFORE, effective October 1, 2013, the undersigned, constituting a majority of the Trustees of the Trust, pursuant to Section 5.11 of the Declaration of Trust, do hereby rename the Administrative Class shares of the Cadence Emerging Companies Fund as Service Class shares.

The foregoing amendment may be signed in counterparts with the same effect as if all signatories had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first set forth above.

/s/ Bruce B. Bingham	/s/ Christine C. Carsman
Bruce B. Bingham	Christine C. Carsman

/s/ William E. Chapman, II	/s/ Edward J. Kaier
William E. Chapman, II	Edward J. Kaier

/s/ Kurt Keilhacker	/s/ Steven J. Paggioli
Kurt Keilhacker	Steven J. Paggioli

/s/ Richard F. Powers III	/s/ Eric Rakowski
Richard F. Powers III	Eric Rakowski

/s/ Victoria Sassine	/s/ Thomas R. Schneeweis
Victoria Sassine	Thomas R. Schneeweis